EXHIBIT 10.2

                         PRIVATE EQUITY CREDIT AGREEMENT

                                 BY AND BETWEEN

                             HENLEY HEALTHCARE, INC.

                                       AND

                            [SEE ATTACHED SCHEDULE I]

                          Dated as of November 20, 2000
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      PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 20th day of
November, 2000 (this "AGREEMENT"), by and between HENLEY HEALTHCARE, INC., a corporation organized and existing under the laws of the State of Texas (the "COMPANY"), and each entity named on a signature page hereto (each, an "Investor") (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor, except that each Investor acknowledges and consents to the rights granted to each other Investor under such agreement and the Transaction Agreements, as defined below, referred to therein).

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to Seven Million Five Hundred Thousand Dollars ($7,500,000) of the Convertible Preferred Stock (as defined below); and

      WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("SECTION 4(2)") of the Securities Act of 1933 (the "SECURITIES ACT"), and Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Convertible Preferred Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

      Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

            "AGREEMENT" shall have the meaning specified in the preamble hereof.

            "BID PRICE" shall mean the closing bid price of the Common Stock on the Principal Market.

            "BLACKOUT NOTICE" shall have the meaning specified in the Registration Rights Agreement.

            "BLACKOUT SHARES" shall have the meaning specified in
Section 2.6

            "BY-LAWS" shall have the meaning specified in Section 4.8.

            "ARTICLES" shall have the meaning specified in Section 4.8.

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            "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of
Designations, Preferences and Rights of Series F Convertible Preferred Stock.

            "CLAIM NOTICE" shall have the meaning specified in Section 9.3(a).

            "CLOSING" shall mean one of the closings of a purchase and sale of shares of Convertible Preferred Stock pursuant to Section 2.3.

            "CLOSING BID PRICE" shall mean the closing bid price of the Common Stock as reported by Bloomberg, LP.

            "CLOSING DATE" shall mean, with respect to a Closing, the FIRST
(1ST) Tuesday that is a Trading Day after a Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

            "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i)the date on which Investor shall have purchased Preferred Shares pursuant to this Agreement for an aggregate Investment Amount of the Maximum Commitment Amount, (ii)the date this Agreement is terminated pursuant to Section 2.5, or (iii) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

            "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).


            "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

           "COMPANY" shall have the meaning specified in the preamble to this Agreement.

            "CONDITION SATISFACTION DATE" shall have the meaning specified in
Section 7.2.

            "CONVERTIBLE PREFERRED STOCK" shall mean the Series F Convertible Preferred Stock, $.10 par value per share, of the Company.

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            "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

            "DISPUTE PERIOD" shall have the meaning specified in Section 9.3(a).

            "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

            "ESCROW AGENT" shall mean Krieger & Prager, LLP, or any successor Escrow Agent as shall be mutually agreed to by the parties.

            "ESCROW AGREEMENT" shall mean the Escrow Agreement annexed hereto as Exhibit A.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of1934 and the rules and regulations promulgated thereunder.

            "INDEMNIFIED PARTY" shall have the meaning specified in Section 9.3(a).

            "INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(a).

            "INDEMNITY NOTICE" shall have the meaning specified in Section
9.3(b).

            "INITIAL REGISTRABLE SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

            "INITIAL REGISTRATION STATEMENT" shall have the meaning specified in the Registration Rights Agreement.

            "INVESTMENT AMOUNT" shall mean the dollar amount to be invested by Investor to purchase Preferred Shares with respect to any Put Date as notified by the Company to Investor in accordance with Section 2.2.

            "INVESTOR" shall have the meaning specified in the preamble to this Agreement.

            "LEGEND" shall have the meaning specified in Section 8.1.

            "MARKET PRICE" on any given date shall mean the average of the lowest three (3) Closing Bid Prices for any Trading Day during the twenty-two
(22) trading day period immediately following the Put Date.

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           "MINIMUM COMMITMENT AMOUNT" shall mean One Million Dollars
($1,000,000.00).

            "MAXIMUM COMMITMENT AMOUNT" shall mean Seven Million Five Hundred Thousand Dollars ($7,500,000), subject to increase as agreed to by the Company and Investor.

            "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

            "MAXIMUM PUT AMOUNT" shall mean, with respect to any Put, fifteen (15%) percent of the aggregate VWAP of the Common Stock traded on the Principal Market during the thirty (30) days preceding a Put Notice for such Put.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

            "NEW BID PRICE" shall have the meaning specified in Section 2.6.

            "OLD BID PRICE" shall have the meaning specified in Section 2.6.

            "OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

            "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PREFERRED SHARES" shall mean the Convertible Preferred Stock issued hereunder.

            "PRINCIPAL MARKET" shall mean OTC Bulletin Board, the Nasdaq National Market, the Nasdaq SmallCap Market, the American

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Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

            "PROPORTIONATE SHARE" means the fraction, of which the numerator is the relevant Investor's Commitment Amount as set forth at the foot hereof, and the denominator is the Maximum Commitment Amount.

            "PUT" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Convertible Preferred Stock, subject to the terms and conditions of this Agreement.

            "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

            "PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit B hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Convertible Preferred Stock pursuant to the terms of this Agreement.

            "PUT SHARES" shall mean all shares of Common Stock issued or issuable pursuant to a Conversion Notice (as defined in the Certificate of Designations) for the Convertible Preferred Stock that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement as the context may require.

            "REGISTRABLE SECURITIES" shall mean the (a) Put Shares, (b)the Blackout Shares, (c) all of the shares issuable pursuant to the warrants granted hereunder in Section 2.4, (d) any and all shares issuable as liquidated damages in the event of a default hereof, such as Sections 2.1(b) and 2.7, and (e) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to

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Investor, such Registrable Securities may be sold without registration under the
Securities Act without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

            "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit C hereto.


            "REGISTRATION STATEMENT" shall mean a registration statement on Form S-1 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

            "REGULATION D" shall have the meaning specified in the recitals of this Agreement.

            "REMAINING PUT SHARES" shall have the meaning specified in Section 2.6.

            "RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

            "SEC" shall mean the Securities and Exchange Commission.

            "SECTION 4(2)" shall have the meaning specified in the recitals of this Agreement.

            "SECURITIES ACT" shall have the meaning specified in the recitals of this Agreement.

            "SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

            "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

            "THIRD PARTY CLAIM" shall have the meaning specified in Section 9.3(a).
            "TRADING CUSHION" shall mean a minimum of twenty

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(20)Trading Days between Put Dates, unless a shorter period is agreed to by the
Company and Investor.

            "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

            "TRANSACTION DOCUMENTS" means the Securities Purchase Agreement for the Series E Convertible Preferred Stock, this Agreement, the Registration Rights Agreement, the Warrant, Closing Certificate, and the Transfer Agent Instructions.

            "TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

            "UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

            "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

                  (a)   subdivides or combines the Common Stock;

                  (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to the Series A, Series B, Series C, Series D and Series E Preferred Stock;

                  (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance

                  (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

                  (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

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                  (f)   makes a distribution of its assets or evidences of
                        indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

                  (g) takes any action affecting the number of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

            "VWAP" shall mean the daily weighted volume (based on a trading day from 9:30 a.m. to 4:00 p.m., E.S.T.) of the Company on the Principal Market (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function.

                                   ARTICLE II
                        PURCHASE AND SALE OF COMMON STOCK

      Section 2.1 INVESTMENTS.

            (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date, and provided at least ten (10) days prior written notice has been given to the Investors, the Company may exercise a Put by the delivery of a Put Notice. The number of Preferred Shares that Investor shall receive pursuant to such Put shall be determined by the Investment Amount specified in the Put Notice divided by the Stated Value of the Preferred Stock.

            (b) MINIMUM AMOUNT OF PUTS. The Company shall, in accordance with
Section 2.2(a), deliver to Investor during the Commitment Period, Put Notices with an aggregate Investment Amount at least equal to the Minimum Commitment Amount. If the Company for any reason fails to issue and deliver such Preferred Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall wire to Investor a sum in immediately available funds equal to the product of (i) the Minimum Commitment Amount minus the aggregate Investment Amounts of the Put Notices delivered to Investor hereunder and (ii) Fifteen (15%) percent.

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            (c) MAXIMUM AMOUNT OF PUTS. If required by the regulations of the
Principal Market, until the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Texas, and the applicable rules of the Principal Market, on the closing date no more than $1,607,428 of Convertible Preferred Stock which is then convertible into shares of Common Stock (representing approximately 19.99% of the Outstanding Common Stock on the date hereof) may be issued and sold to Investor pursuant to this Agreement.

      Section 2.2  MECHANICS.

            (a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall not be more than the Maximum Put Amount.

            (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or
(ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

      Section 2.3 CLOSINGS. (a) On or prior to each Closing Date for a Put, (A) the Company shall deliver to Escrow Agent one or more certificates, at Investor's option, representing the proportionate share of the Preferred Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor, and (B) Investor shall deliver to the Escrow Agent the Proportionate Share of the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Escrow Agent on or before the Closing Date.

            (b) In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. On the Closing Date and provided all conditions to Closing have been satisfied by the Company, the Escrow agent shall wire transfer to the Company, the Investment Amount, less any applicable fees and expenses.

      Section 2.4 WARRANTS. The Company agrees to issue to Investor on each Closing Date, transferable divisible warrants (the "Warrants"), to purchase shares of Common Stock equal to fifty percent (50%) percent of the number of Shares of Common Stock issuable upon conversion of the Preferred Shares using a

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Fixed Conversion Price (as defined in the Certificate of Designations) at the respective Closing Date. Such Warrants (substantially in the form of Exhibit D), shall bear an exercise price per share of Common Stock equal to one hundred ten (110%) of the Market Price with respect to such relevant Put, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, together with cashless exercise and registration rights under the Registration Rights Agreement.

      Section 2.5 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor pursuant to this Agreement to purchase shares of Convertible Preferred Stock shall, at the Investor's option, terminate permanently (including with respect to a Closing Date that has not yet occurred)in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30)Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (b) the Company shall at any time fail to comply with the requirements of
Section 6.3, 6.4, 6.5 or 6.6 and such failure shall continue for more than thirty (30) days.

      Section 2.6 BLACKOUT SHARES. In the event that, (a) within twenty (20) Trading Days following any Conversion Date, the Company gives a Blackout Notice to Investor of a Blackout Period in accordance with the Registration Rights Agreement, and (b) the Conversion Price on the Trading Day immediately preceding such Blackout Period ("OLD CONVERSION PRICE") is greater than the Conversion Price on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("NEW BID PRICE"), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the "BLACKOUT SHARES") equal to the difference between (i) the product of the number of Put Shares held by Investor immediately prior to the Blackout Period ("REMAINING PUT SHARES") multiplied by the Old Conversion Price, divided by the New Conversion Price, and (ii) the Remaining Put Shares.

      Section 2.7 MINIMUM COMMITMENT. If the Company for any reason fails to issue and deliver such Preferred Shares equal to or exceeding the Minimum Commitment Amount during the Commitment Period, then on the first business day after the expiration of the Commitment Period, the Company shall issue to the Investor warrants to purchase a number of shares equal to the Minimum Commitment Amount divided by the Bid Price. Such warrants shall be for the period of four
(4) four years, shall have cashless exercise provisions, and shall be deemed shares under the

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Registration Rights Agreement annexed hereto, and shall be exercisable at a price equal to sixty (60%) percent of the Bid Price.

    Section 2.8 LIQUIDATED DAMAGES. Each of the Company and Investor acknowledge and agree that the sums payable under Section 2.1(b) and Section 2.7 and the requirement to issue Blackout Shares under Section 2.6 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor in connection with the failure by the Company to make Puts with aggregate Investment Amount totaling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and
(c) each of the Company and Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

              Investor represents and warrants to the Company that:

      Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Preferred Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Preferred Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      Section 3.2 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock. Investor acknowledges that an investment in the Preferred Stock is speculative and involves a high degree of risk. The Investor understands that no United States federal or state agency, or any other government or governmental agency has passed or made any recommendation or endorsement of the Preferred Shares.

      Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in

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accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement and the Registration Rights Agreement have been duly authorized and validly executed and delivered by Investor and each is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5 ORGANIZATION AND STANDING. Investor is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

      Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement, the Transaction Documents, and any other document or instrument contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

      Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies

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of the SEC Documents.

      Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      Section 3.9 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Investor that, except as disclosed in the SEC Documents, or as otherwise provided in the Disclosure Schedule attached hereto:

      Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas,and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Preferred Shares, the Put Shares and the Blackout Shares, if any; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.3    CAPITALIZATION.  The authorized capital stock

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of the Company consists of (i)50,000,000 shares of Common Stock, $.01 value per share, of which approximately 15,172,001 shares have been issued and outstanding as of the date hereof and (ii) 10,000,000 shares of Preferred Stock, par value $
 .10 per share, which have been issued in four series as follows:

            SERIES                     AUTHORIZED    ISSUED      OUTSTANDING
            ------                     ----------    ------      -----------
Series A Convertible Preferred Stock      5,000       2,500          100
Series B Convertible Preferred Stock      8,000       4,700        2,900
Series C Convertible Preferred Stock      2,250         750          750
Series D Convertible Preferred Stock      3,885       2,775        1,170.46

All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares as required by this Agreement. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the NASDAQ SmallCap Market. The Company meets the registration requirements for filing of Form S-3.

      Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Preferred Shares, the Put Shares and the Blackout Shares, if any, in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to applicable state law. When issued and paid for as herein provided, the Put Shares, and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Preferred Shares, the issuance of the Put Shares, or the Blackout Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Blackout Shares, if any, or any of the assets of the Company, or
(b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares and the Blackout Shares, if any, shall not subject Investor to personal liability by reason of the ownership thereof.

      Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Preferred Shares or the Blackout Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the"ARTICLES"), and the Company's By- Laws, as amended and in effect on the date hereof (the "BY-LAWS").

      Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares, if any, do not and will not(a) result in a violation of the Articles or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof(other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq SmallCap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

      Section 4.10   NO MATERIAL ADVERSE CHANGE. Since June 30,
2000, no event has occurred that would have a Material Adverse

Effect on the Company, except as disclosed in the SEC Documents.

      Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents, the Disclosure Schedule, or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since June 30, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since June 30, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 4.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and the Transaction Documents, under circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents or the Disclosure Schedule, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, or the Disclosure Schedule, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.


      Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Preferred Shares, the Put Shares, or the Blackout Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or(b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                              COVENANTS OF INVESTOR

      Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Convertible Preferred Stock and the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.

      Section 5.2 LIMITATIONS ON SHORT SALES. The Investor has the right to sell Put Shares equal in number to the number of the Put Shares reasonably expected to be issued pursuant to this Agreement. Except as set forth above, Investor covenants, however, that neither the Investor nor any of its affiliates nor any entity managed by the Investor will ever be in a net short position with respect to shares of the Common Stock of the Company.

      Section 5.3 CONSENTS. By its execution and delivery of this Agreement, Investor which is also a party to the Securities Purchase Agreement dated as of May 19, 2000 between the Company and each entity named on a signature page thereto (the "Series D Securities Purchase Agreement"), and the Transaction Documents consents to the transactions contemplated hereby and waives any rights it otherwise might have under (i) the Series D Securities Purchase Agreement, the Series D Convertible Preferred Stock Statement of Designations or the Registration Rights Agreement dated as of May 19, 2000 between the Company and each entity named on a signature page thereto, and (ii) the Stock Purchase Agreement for the Series E Convertible Preferred Stock, the Series E Convertible Preferred Stock Statement of Designations or the Registration Rights Agreement dated as of the date hereof between the Company and each entity named on a signature page thereto, with respect to any rights of first refusal or registration rights it may have pursuant to the terms thereof, or to take or refrain from taking any other action, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

      Section 6.2 RESERVATION OF COMMON STOCK. As of the Closing Date, the Company shall have available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares, the Warrant Shares and the Blackout Shares, if any; such amount of shares of Common Stock to be reserved shall be calculated based upon a [minimum of $.24 (50% of current Price)] for the Put Shares under the terms and conditions of this Agreement and a good faith estimate by the Company in consultation with Investor of the number of Blackout Shares, if any, that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

      Section 6.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares, the Warrant Shares, and the Blackout Shares, if any, to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.4 EXCHANGE ACT REGISTRATION. The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder)to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

      Section 6.5 TRANSFER RESTRICTIONS. (i) The Investor acknowledges that (1) the Convertible Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Put Shares, Warrant Shares and Black-Out Shares, if any, have not been and are not being registered under the 1933

Act, and may not be transferred unless (A) subsequently registered thereunder or
(B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

            (ii) The Investor acknowledges and agrees that the Convertible Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Registrable Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      Section 6.6 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

      Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

      Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten(10) days after the Effective Date of the Registration Statement and commencement of each calendar quarter occurring subsequent thereto, the Company undertakes to notify Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

      Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of Convertible Preferred Stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

      Section 6.11 ISSUANCE OF PUT SHARES AND BLACKOUT SHARES. The sale of the Preferred Shares and the issuance of the Put Shares and Blackout Shares, if any, shall be made in accordance with the provisions and requirements of any applicable state law.

      Section 6.12 REIMBURSEMENT. If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded or becomes involved in any capacity in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Convertible Preferred Stock or Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

      Section 6.13 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

    Section 6.14 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Investor, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation (other than 80% owned subsidiaries), partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party (Other than repayment of a portion of the Company's loans from Comerica Bank, Texas.)

      Section 6.15 CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into

      (x) any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock"), or

      (y) any subsequent offer or contract for an equity line or similar arrangement which contemplates the issuance of New Common Stock with any third party (a "New Investor") on any date which is before the end of the Commitment period.

            (ii) The foregoing provisions shall not restrict the Company from issuing (A) shares of Common Stock upon the exercise of certain warrants and options for the purchase of shares outstanding as of the date hereof, or as contemplated under the Transaction Documents, (B) additional shares of Common Stock or other securities issued pursuant to the Company's existing stock option plans, (C) shares issued as required by the terms of the Company's currently outstanding shares of Series A, B, C, D or E Preferred Stock or other currently outstanding convertible securities identified in the Company's SEC Documents,
(D) up to an aggregate of 2,000,000 shares or warrants to purchase shares of restricted Common Stock to satisfy unpaid accounts payable as of December 31, 2000; provided, however, that only the holders of 1,201,000 of such Common Stock may be granted registration rights in connection with the issuance thereof, (E) shares of Common Stock issuable under the terms of the Company's convertible promissory note in favor of Maxxim Medical, Inc., as amended, (F) in the event the Company has not sold its Cybex Medical division as required by the terms of its Seconded Amended and Restated Loan Agreement with Comerica Bank-Texas, (I) by November 1, 2000, 200,000 shares of Common Stock or warrants to purchase Common Stock, and, (II) by the first day of each month thereafter, an additional 25,000 shares of Common Stock or warrants to purchase Common Stock, or (G) up to 225 shares of the Series E Convertible Preferred Stock and warrants to purchase up to 500,000 shares to the Placement Agent or its designees in connection with the transactions contemplated hereby and the shares of Common Stock issuable thereon pursuant to the terms of the Certificate of Designations. In addition, the limitations contained in Section 6.15(i) shall not apply to any transaction involving issuance of securities as consideration in a merger, consolidation or acquisition of assets or in connection with a transaction with a Strategic Partner (the primary purpose of which is not to raise equity capital or other financing capital), or as consideration for the acquisition of a business, product or license by the Company.

            (iii) In the event the Company breaches the provisions of this
Section 6.15, the Conversion Price (as defined in the Certificate of Designations) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Certificate of Designations without regard to this provision.

                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

      Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL CONVERTIBLE PREFERRED STOCK. The obligation hereunder of the Company to issue and sell the Preferred Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

            (a) ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

            (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

      Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO

PURCHASE PREFERRED SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Preferred Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

            (a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Initial Registration Statement with respect to the resale of the Initial Registrable Securities by Investor and such Registration Statement shall have been declared effective by the SEC prior to the first Put Date. For the purposes of any Put Notice with respect to the Registrable Securities other than the Initial Registrable Securities, the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefor.

            (b) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

            (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

            (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each

Condition Satisfaction Date.

            (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

            (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

            (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

            (h) LEGAL OPINION. The Company shall have caused to be delivered to Investor at the Initial Closing, and within five (5) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibits E-1 and E-2 hereto, addressed to Investor.

            (i) DUE DILIGENCE. No dispute between the Company and Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

            (j) 9.9% PERCENT LIMITATION. Unless waived by the Investor with sixty-five (65) days prior notice the number of Put Shares into which the Preferred Shares can be convertible by Investor shall not exceed the number of such shares that, when aggregated with all Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, but without giving effect to the unconverted portion of the Preferred Shares or unexercised portion of Warrants, would result in Investor owning no more than 9.99% of all of such Common Stock as would be outstanding on such Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

            (k) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

            (l) TRADING CUSHION. On the Put Date, the Trading Cushion shall have elapsed since the immediately preceding Put Date.

            (m) SHAREHOLDER VOTE. The issuance of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

            (n) NO VALUATION EVENT. No Valuation Event shall have occurred since the Put Date.

            (o) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit F hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

      Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON- PUBLIC
INFORMATION.

            (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

            (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

            (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance(without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                           TRANSFER AGENT INSTRUCTIONS

            a. The Company warrants that, with respect to the Put Shares, other than the stop transfer instructions to give effect to Section 6.5 hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Convertible Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 6.5 of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Investor in connection with each conversion of the Convertible Preferred Stock. Except as so provided, the Put Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Investor's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Investor provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Investor of any of the Registrable Securities accordance with clause (i)(1)(B) of Section 6.5 of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (i)(2) of Section 6.5 of this Agreement) permit the transfer of the Registrable Securities and, in the case of the Put Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Investor.

            b. Subject to the provisions of this Agreement, the Company will permit the Investor to exercise its right to convert the Convertible Preferred Stock in the manner contemplated by the Certificate of Designations.

            c. The Company understands that a delay in the issuance of the Put Shares beyond the Delivery Date (as defined in the Certificate of Designations) could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Put Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                             LATE PAYMENT FOR EACH
                                           $10,000 OF STATED VALUE OR
             NO. BUSINESS DAYS LATE      DIVIDEND AMOUNT BEING CONVERTED
             ----------------------      -------------------------------
                        1                              $100
                        2                              $200
                        3                              $300
                        4                              $400
                        5                              $500
                        6                              $600
                        7                              $700
                        8                              $800
                        9                              $900
                        10                            $1,000
                        >10              $1,000 +$200 for each Business
                                            Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. For purposes of this Section 5(c), in connection with a Mandatory Conversion (as defined in the Certificate of Designations), the term "Delivery Date" shall refer to the earlier of (i) the Delivery Date determined in relation to a Notice of Conversion actually submitted by the Investor to the Company or (ii) the third or fifth business date, as the case may be, after written notice from the Investor that the delivery of shares to the Investor in connection with the Mandatory Conversion has not been accomplished. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Investor. Furthermore, in addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Investor will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

            d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Put Shares to be issued upon conversion of the Convertible Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in lieu and instead of the amounts due under Section(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

            e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Investor by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

            f. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice (as defined in the Certificate of Designations) delivered in accordance with the terms of this Agreement or the Certificate of Designations, or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to the Cap Redemption Amount (as defined in the Certificate of Designations) of the unconverted Preferred Stock held by such holder; provided, however, that the Company shall have a period of thirty (30) days within which to (i) have the lawsuit or proceeding dismissed and honor the Conversion Notice or (ii) raise the capital required to redeem the Mandatory Purchase Amount, as the case may be. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

            g. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the

Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Convertible Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

            h. The Company will authorize its transfer agent to give information relating to the Company directly to the Investor or the Investor's representatives upon the request of the Investor or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Investor in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Investor with a copy of the authorization so given to the transfer agent.

      Nothing contained in this Article VIII shall be construed to require the Company to pay to the Investor any of the amounts contemplated by this Article VIII for late delivery of any certificates or refusal to honor a Notice of Conversion or Warrant Exercise to the extent that such delay or refusal is caused by the Investor (but exclusion of the delay or refusal of the Company shall be limited only to the period of such delay or refusal which was directly caused by an uncured action or omission of the Investor and not to periods beyond the cure of such action or omission by or on behalf of the Investor).

                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

      Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                        Henley Healthcare, Inc.
                        120 Industrial Boulevard
                        Sugar Land, Texas 77478
                        ATTENTION: James L. Sturgeon
                                   Chief Financial Officer
                        Telephone No.: (281) 276-7000
                        Telecopier No.: (281) 276-7038

                  With a copy (which shall not constitute notice) to:

                        Porter & Hedges, L.L.P.
                        700 Louisiana, Suite 3500
                        Houston, Texas 77002
                        Attention:  Robert G. Reedy, Esq.
                        Telephone No.: (713) 226-0674
                        Telecopier No.: (713) 226-0276


                  If to Investor:

                        SEE ATTACHED SCHEDULE I

                  With a copy (which shall not constitute notice) to:

                        Krieger & Prager, LLP
                        39 Broadway, Suite 1440
                        New York, New York 10006
                        ATTENTION: Samuel M. Krieger, Esq.
                        Tel No.: (212) 363-2900
                        Fax No.: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 9.2  INDEMNIFICATION.

            The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officer's, director's, employee's, agent's or Controlling Person's negligence, recklessness or bad faith in performing its obligations under this Agreement.

      Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an"INDEMNIFIED PARTY") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the"INDEMNIFYING PARTY"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.(i)If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim. (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under
Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

            (b) In the event any Indemnified Party should have a claim under
Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate. (c) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii)any liabilities the Indemnifying Party may be subject to.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

      Section 10.2 SPECIFIC ENFORCEMENT. The Company and the Investor acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person, and (b) Investor's interest in this Agreement may be assigned at any

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time, in whole but not in part, to any affiliate of Investor.

      Section 10.4 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 10.5 TERMINATION. This Agreement shall terminate twenty-four(24) months after the commencement of the Commitment Period (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII, and Sections [10.1, 10.3, and 10.5] shall survive the termination of this Agreement.

      Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      Section 10.7 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder, except that the Company shall pay Krieger & Prager, LLP the fee of $25,000 at the Initial Closing and $5,000 at each subsequent Closing Date, to a maximum of $42,500. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

      Section 10.8 NO BROKERS. Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any broker who will demand payment of any commission from the other party, except Union Atlantic LC and Union Atlantic Capital, L.C.("Finder") who shall be entitled to receive a finder's fee equal to nine (9%) percent of the gross amount obligated by the Investor to the Company on each Closing Date. Such fee shall be paid to the Finder directly from escrow on each Closing Date. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the

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transactions contemplated hereby.

      Section 10.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

      Section 10.10 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 10.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 10.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 10.13 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      Section 10.14 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

      Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the

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
Company shall be required to employ any other reporting entity.

      Section 10.16 PROPORTIONATE SHARE. Unless the context requires otherwise, if more than one Investor executes this agreement, all sums set forth herein shall mean such Investor's Proportionate Share. The failure or default of any Investor to fulfill its Proportionate Share of its obligations under this Agreement, shall not act as a waiver or release of the obligations of any other Investor, nor shall any other Investor or Investors be obligated to assume the obligations of the defaulting Investor or Investors.

      Section 10.17 PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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
      IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    HENLEY HEALTHCARE, INC.

                                    By: /s/ JAMES L. STURGEON
                                    Name:   James L. Sturgeon
                                    Title:  Chief Financial Officer

                                    CELESTE TRUST REG

Commitment Amount $ 750,000
                                    By: /s/ THOMAS HACKL
                                    Name:   Thomas Hackl
                                    Title:

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
      IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                    HENLEY HEALTHCARE, INC.

                                    By: /s/ JAMES L. STURGEON
                                    Name:   James L. Sturgeon
                                    Title:  Chief Financial Officer

                                    ESQUIRE TRADE & FINANCE INC.

Commitment Amount $ 1,200,000
                                    By: /s/ GISELLA KINDLE
                                    Name:   Gisella Kindle
                                    Title:  Director

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
      IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                    HENLEY HEALTHCARE, INC.

                                    By: /s/ JAMES L. STURGEON
                                    Name:   James L. Sturgeon
                                    Title:  Chief Financial Officer

                                    THE ENDEAVOUR CAPITAL INVESTMENT FUND S.A.

Commitment Amount $ 5,550,000
                                    By: /s/ SHMULI MARGULIES
                                    Name:   Shmuli Margulies
                                    Title:  Director

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